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EXHIBIT 99

Contact:
Susan M. Kenney	direct phone: 803.748.2374
Vice President, Marketing and Sales	fax: 803.748.8420
email: susan.kenney@seibels.com

FOR IMMEDIATE RELEASE

THE SEIBELS BRUCE GROUP, INC.
DISCLOSES CHANGE OF DEMOTECH RATINGS

        Columbia, South Carolina, 16 September 2002—The Seibels Bruce Group, Inc., (OTC Bulletin Board: SBIG) today announced that it received notification from Demotech, Inc. that the Financial Stability Rating® for Consolidated American Insurance Company (CAIC) and South Carolina Insurance Company (SCIC) has been suspended.

        This change reflects the fact that the South Carolina Department of Insurance (SCDOI) placed the companies into administrative supervision. Demotech's policy is to suspend Financial Stability Ratings® whenever a company they review is placed under any type of supervision, including administrative supervision. Prior to the SCDOI's Order, both CAIC and SCIC, as well as another subsidiary, held ratings of A, Exceptional. If the Order is lifted, these suspended ratings will be reconsidered.

        Additional information about Seibels Bruce can be found online at www.seibels.com.

        Certain items in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and as such involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Seibels Bruce or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks include, but are not limited to, the impact of the outcome of pending litigation and administrative proceedings and other uncertainties described in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. Such forward-looking statements speak only as of the date of this press release. Seibels Bruce expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Seibels Bruce's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

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  EXHIBIT 99